UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/13/2008

Encorium Group, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-21145

Delaware	56-1668867
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

One Glenhardie Corporate Center,
1275 Drummers Lane, Suite 100, Wayne, Pennsylvania 19807
(Address of principal executive offices, including zip code)

610-975-9533
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On May 13, 2008, the Company announced that Philip L. Calamia was appointed as the Company's Interim Chief Financial Officer. Mr. Calamia replaces Lawrence R. Hoffman, who resigned effective May 2, 2008.

Mr. Calamia, 45, is a partner of the consultancy firm Penn Valley Group ("PVG"). Mr. Calamia has been with PVG since September 2005 and, while there, has completed a number of consulting assignments as well as served as interim chief financial officer for several mid-sized companies. Prior to joining PVG, from May 2003 to September 2005, Mr. Calamia served as Chief Financial Officer of Management Recruiters, International, Inc., a global leader in the staffing solutions business, and a subsidiary of CDI Corp., a NYSE company. From September 2002 to May 2003, Mr. Calamia was the Chief Financial Officer for Maxwell Systems, the leading provider in back office software for the construction and trade industry. Previously, Mr. Calamia also served in a number of financial management roles for US Interactive, a publicly traded professional services firm specializing in software and Internet based solutions. Mr. Calamia holds a Bachelor of Arts in Economics from East Stroudsburg University and is a Certified Public Accountant licensed in Pennsylvania.

In connection with the hiring of Mr. Calamia, the Company has entered into a Services Agreement with PVG dated May 8, 2008 (the "Agreement"). Pursuant to the Agreement, the Company will pay compensation of $2,500 per day for Mr. Calamia's services. Either party may terminate the Agreement by providing the other with at least 30 days' written notice.

There is no family relationship between Mr. Calamia and any director or executive officer of the Company. As of the date of this report, Mr. Calamia has not entered into any transaction requiring disclosure under Item 404(a) of Regulation S-K, other than the Agreement with PVG referred to above.

The Company is continuing its search for a permanent Chief Financial Officer.

The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated into this Item by reference.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits. The following exhibits are filed with this Current Report on Form 8-K:

10.1    Services Agreement between Encorium Group, Inc. and Penn Valley Group dated May 8, 2008.

99.1    Press release dated May 13, 2008.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Encorium Group, Inc.

Date: May 13, 2008	By:	/s/ Kai Lindevall, M.D., P.h.D.
Kai Lindevall, M.D., P.h.D.
Chief Executive Officer

Exhibit Index

Exhibit No.	Description
EX-99.1	Press Release date May 13, 2008
EX-10.1	Services Agreement between Encorium Group, Inc. and Penn Valley Group dated May 8, 2008